PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6,1999)       Rule 424(b)(3)
Prospectus number: 1910

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $100,000,000              Original Issue Date:  March 3, 2000

CUSIP Number:  59018S 4J0                    Stated Maturity Date: March 7, 2001


Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------

  x     Regular Floating Rate Note         x    Actual/360
-----                                    -----
        Inverse Floating Rate Note              30/360
-----                                    -----
         (Fixed Interest Rate):                 Actual/Actual
                                         -----


 Interest Rate Basis:
 --------------------
    x    LIBOR                                  Commercial Paper Rate
 -----                                   -----
        CMT Rate                                Eleventh District Cost of Funds
 -----                                           Rate
                                         -----
        Prime Rate                              CD Rate
 -----                                   -----
        Federal Funds Rate                      Other (see attached)
 -----                                   -----
        Treasury Rate
 -----

      Designated CMT Page:               Designated LIBOR Page:
              CMT Telerate Page:                LIBOR Telerate Page: 3750
              CMT Reuters Page:                 LIBOR Reuters Page:


Index Maturity:         One Month        Minimum Interest Rate:   Not Applicable

Spread:                 -0.040%          Maximum Interest Rate:   Not Applicable

Initial Interest Rate:  TBD              Spread Multiplier:       Not Applicable



Interest Reset Dates:   Monthly,  on the 7th,  commencing  April 7,  2000;
                        subject  to  modified   following   business   day
                        convention.

Interest Payment Dates: Monthly,  on the 7th,  commencing  April 7,  2000, long first coupon; subject to modified following business day convention.

Repayment at the
Option of the Holder:   The Notes  cannot be  repaid  prior to the  Stated
                        Maturity Date.

Redemption at the
Option of the Company:  The Notes  cannot be redeemed  prior to the Stated
                        Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                The Chase Manhattan Bank

Dated:                  February 29, 2000